                                                                    EXHIBIT 21.1

                     COMPUWARE CORPORATION AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT
                              AS OF MARCH 31, 2004

                        NAME                            JURISDICTION OF INCORPORATION
                        ----                            -----------------------------
Compuware A.B.......................................           Sweden
Compuware AG........................................           Switzerland
Compuware Nordic AS.................................           Norway
Compuware A/S.......................................           Denmark
Compuware Asia-Pacific Holdings Ltd.................           Hong Kong
Compuware Asia Pacific Limited......................           Hong Kong
Compuware Asia Pacific Pte. Ltd.....................           Singapore
Compuware Asia-Pacific Pty. Ltd.....................           Australia
Compuware B.V.......................................           Netherlands
Compuware Corporation of Canada.....................           Canada
Compuware de Mexico.................................           Mexico
Compuware do Brasil S/A.............................           Brazil
Compuware Europe B.V................................           Netherlands
Compuware Foreign Sales Corporation.................           Barbados
Compuware Global Services, Inc......................           Michigan
Compuware Austria GmbH..............................           Austria
Compuware International I LLC.......................           Michigan
Compuware Japan Corporation.........................           Japan
Compuware Korea Ltd.................................           Korea
Compuware Ltd.......................................           United Kingdom
Compuware NV/SA.....................................           Belgium
Compuware Overseas Holding Corporation..............           Michigan
Compuware S.A.......................................           Spain
Compuware S.A.R.L...................................           France
Compuware GmbH......................................           Germany
Compuware System Software B.V.......................           Netherlands
Compuware SpA.......................................           Italy
Reliant Data Systems Inc. ..........................           Delaware